Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com

                           Global Entertainment Names
                              Tom Sadler, President
                   Roger J. Swanson, Vice President Operations
                         of Facility Management Company

PHOENIX, ARIZONA, SEPTEMBER 22, 2005 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB:
GECO) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and branded licensing, announced today it will form a new facility management company and has selected Tom Sadler to serve as President of the new entity. The new subsidiary company will be involved with facility management of events centers developed by its sister-company, ICC (International Coliseums Company), and contract agreements entered into with independent facilities. In his role as President, Mr. Sadler will be responsible for the development of the company as a single-source for the full complement of arena operational services, including food, beverage and catering as well as event programming, required to successfully manage and operate a multi-purpose events center.

The new entity's primary objective will be to provide patrons a satisfying experience at a facility that will ensure they return consistently. Existing contracts secured by ICC are with the Dodge Arena in Hidalgo, Texas, the first events center developed by ICC that began operations in 2003, plus Youngstown, Ohio, Rio Rancho, New Mexico and Prescott Valley, Arizona.

Most recently, Mr. Sadler served as the Associate Athletics Director for administrative services at the University of Hawaii (UH). While at UH Mr. Sadler was responsible for the internal day-to-day operations of the department that covered multiple sports and related events. He also negotiated a new facility concession contract that generated an increase in revenue. Prior to joining UH Mr. Sadler held various positions at Arizona State University (ASU) over a period of 20 years during which he directed intercollegiate operations, managing and staging more than 250 events each year for ASU and serving as tournament director for several NCAA and Pacific-10 Conference championships. He served as a key member of the Host Committee in Arizona for Super Bowl XXX and guided the development of a comprehensive operating manual for several sporting events.


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
Global Entertainment Names Tom Sadler, President
Roger J. Swanson, Vice President Operations of Facility Management Company
September 22, 2005
Page 2

Roger J. Swanson was named Vice President Operations to handle day-to-day management for contracted services. Mr. Swanson has over 20 years experience in facility management where he served in management positions related to sales and marketing, ticketing operations, all aspects of food and beverage services, facility operations manager and general manager for public and privately owned entertainment, sports and convention facilities.

Richard Kozuback, president and chief executive officer stated, "Tom and Roger are welcomed additions to Global's management team. Tom has a stellar record of accomplishments in negotiating and administering multi-million dollar contracts that pertain to operations, management and staging of events for large, first-class stadiums at the collegiate level. Tom's experience in working with a National Football League team and managing a major stadium that hosted a Super Bowl and a college bowl game provides the advanced level of expertise we require as we reach the next level in our strategic plan to market our name and services for mid-sized events centers on a national basis.

Roger has the ideal day-to-day experience in the overall management of arena operations. He holds the vital role that coordinates the multiple programs, which comprise the complex operation of a successful events center. We feel fortunate to be able to add Roger's wealth of experience to our operations," Kozuback added.

Tom Sadler commented, "I am thrilled and honored to join such a dynamic organization as Global Entertainment Corporation. I look forward to working with the staff to implement our action plans in support of the goals established for the facility management company. In addition, I am excited that Roger Swanson is joining our team as Vice President of Operations. Roger will play a key role in shaping the organization for the future."

                              Visit our web sites:
www.globalentertainment2000.com                      www.centralhockeyleague.com
 www.coliseums.com               www.GetTix.net        www.Cragar.com

Global Entertainment Corporation is an integrated event and entertainment company focused on small- to mid-size communities, that is engaged, through its five wholly owned subsidiaries, in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and branded licensing. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

                                                                         more...

Global Entertainment Names Tom Sadler, President
Roger J. Swanson, Vice President Operations of Facility Management Company
September 22, 2005
Page 3


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.


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